UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2016

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, Suite 310 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 11, 2016, American Midstream Partners, LP (the “Partnership”) held its special meeting of unitholders (the “Special Meeting”). As of the December 28, 2015 record date, 41,886,653 units, voting together as a single class, were authorized to vote at the Special Meeting, consisting of (i) 28,721,892 common units representing limited partner interests (“Common Units”), (ii) 6,447,957 Series A-1 Convertible Preferred Units, convertible into 7,077,679 Common Units, voting on an as-converted basis (the “Series A-1 Units”), (iii) 2,762,503 Series A-2 Convertible Preferred Units, convertible into 3,032,295 Common Units, voting on an as-converted basis (the “Series A-2 Units” and, together with the Series A-1 Units, the “Series A Units”), and (iv) 1,349,609 Series B Convertible Units, convertible on a one-to-one basis, voting on an as-converted basis (the “Series B Units” and, together with the Series A Units and the Common Units, the “Units”).
The results of the voting on the matters submitted to the holders of Units are as follows:

Approval of the adoption of the Third Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan:

For	Against	Abstain
21,274,478	4,944,716	25,133

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP
By: American Midstream GP, LLC
its General Partner
Date: February 16, 2016
	By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and Chief Financial Officer